UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2022

Commission file number 001-16583.
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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309-7676
(Address of principal executive offices)
(404) 853-1400
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On October 4, 2022, Acuity Brands, Inc. (“we,” “our,” “us,” “the Company,” or similar references) issued a press release containing information about our results of operations for our fiscal quarter and year ended August 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 29, 2022, the Board of Directors (the “Board”) of Acuity Brands, Inc. (the “Company”) increased the size of the Board from eleven to twelve members and elected Michael J. Bender to the Board. Mr. Bender, whose term will expire at the next annual meeting of stockholders, was also appointed to the Audit and Governance Committees.
Mr. Bender, age 60, served as the President and Chief Executive Officer of Eyemart Express, LLC (“Eyemart”) from January 2018 to April 2022, having previously served as President of Eyemart from September 2017 to January 2018. He was the Chief Operating Officer of Global eCommerce of Walmart, Inc. from July 2014 to February 2017 following service in other executive-level positions, including Executive Vice President and President of West Business Unit from 2011 to 2014, Senior Vice President, Mountain Division from 2010 to 2011, and Vice President and General Manager of Southwest Region from 2009 to 2010. Mr. Bender held various senior level positions at Cardinal Health, Inc. from 2003 to 2007, including President and General Manager, Retail and Alternate Care. Prior to that he served as Vice President of Store Operations at L-Brands, Inc.-Victoria Secret Stores from 1999 to 2002, and in a variety of sales, finance, and operating roles at PepsiCo, Inc. from 1984 to 1999. Mr. Bender serves on the board of directors of Kohl's Corporation.
There are no arrangements between Mr. Bender and any other person pursuant to which he was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Bender has a material interest subject to disclosure under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Bender and any of the Company's directors or executive officers.
Mr. Bender will participate on a pro rata basis in the standard non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s fiscal 2021 proxy statement filed with the Securities and Exchange Commission on November 22, 2021. Additionally, the Company has entered into its standard Form of Indemnification Agreement with Mr. Bender that provides for the Company to indemnify directors against all expenses (as defined in the agreement), judgments, fines, and amounts paid in settlement actually and reasonably incurred by a director and arising out of the director’s service. The Form of Indemnification Agreement, filed as Exhibit 10.1 to this Current Report on Form 8‑K, was previously filed with the Commission in a Form 8-K on February 9, 2010.
On September 29, 2022, the Company issued a press release announcing the increase in the size of the Board and the election of Mr. Bender. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 8.01. Other Events.
On September 29, 2022, the Board of Directors (the “Board”) of Acuity Brands, Inc. fixed January 25, 2023 as the date for the Company's next annual meeting of stockholders. The Board also set the record date for stockholders to vote at this meeting as December 5, 2022.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.4	Form of Indemnification Agreement.
99.1	Press Release dated October 4, 2022.
99.2	Press Release dated September 29, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: October 4, 2022

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer

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